UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2010

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2010, Cole Credit Property Trust III, Inc. (the “Company”), through certain of its subsidiaries (collectively, the “Borrowers”), entered into a mortgage loan agreement with JPMorgan Chase Bank, N.A. (the “Lender”) in the principal amount of approximately $133.0 million (the “Loan”), which matures on January 1, 2018 (the “Maturity Date”). The Loan is secured by 32 single-tenant commercial properties owned by the Borrowers with an aggregate purchase price of $266.0 million and leased to Albertson’s LLC.  The Loan bears interest at a fixed rate of 5.609% per annum with interest-only payments due monthly for the first five years of the Loan’s term. Thereafter, monthly principal and interest payments are based on a 30-year amortization schedule, with any remaining principal amounts due upon the Maturity Date.

The Loan may not be prepaid in whole or in part prior to January 1, 2013.  Subsequent to January 1, 2013 but prior to October 1, 2017, the Loan may be prepaid in whole but not in part, upon payment of a prepayment premium.  There is no prepayment premium due if the Company prepays the Loan on or after October 1, 2017. The Loan is non-recourse to the Borrowers and Cole REIT III Operating Partnership, LP, the operating partnership of the Company, but each is liable for customary non-recourse carve-outs.

In the event the Loan is not paid off on the Maturity Date, the Loan would become subject to hyper-amortization provisions that are included in the terms of the Loan. The Maturity Date, under the hyper-amortization provisions, will be extended by 20 years. The interest rate during the hyper-amortization period would be a fixed interest rate of 3.00% plus the greater of (i) the fixed interest rate of 5.609% or (ii) the seven-year swap yield determined by the Lender as currently published by Bloomberg on the date that is one month before the Maturity Date, plus 2.85%. However, in no event would the interest rate exceed a fixed interest rate of 10.609%.

Upon the occurrence of an event of default, interest on the Loan would accrue at an annual default interest rate equal to the lesser of the then-current interest rate plus 4.00% or the maximum rate permitted by the state law governing the Loan, and any outstanding principal and interest would be payable on demand.

In connection with the Loan, the Company paid its advisor, Cole REIT Advisors III, LLC, a finance coordination fee of approximately $1.3 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 21, 2010	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer